Exhibit 23.7

April 19, 2011

China Zenix Auto International Limited

No. 1608, North Circle Road State Highway

Zhangzhou, Fujian Province 63000

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of China Zenix Auto International Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on April 19, 2011 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Xu Gao
Xu Gao